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                                                            EXHIBIT 24

                            POWER  OF ATORNEY FOR
                            OFFICERS AND DIRECTORS
                                      OF
                            ABERCROMBIE & FITCH CO.

        Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of Abercrombie & Fitch Co., a Delaware corporation (the "Company"), hereby appoint Kenneth B. Gilman as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registration on Form S-8 of 3,500,000 shares of Common Stock of the Company under the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statement, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.

Signatures                   Title                            Date
----------                   -----                            ----
/s/ Leslie H. Wexner         Chairman of the Board            November 5, 1996
-------------------------
    Leslie H. Wexner

/s/ Michael S. Jeffries      President, Chief Executive       November 5, 1996
-------------------------    Officer and Director
    Michael S. Jeffries      (principal executive officer)

/s/ Seth R. Johnson          Vice President-Chief             November 5, 1996
-------------------------     Financial Officer
    Seth R. Johnson          (principal financial and
                             accounting officer)

/s/ E. Gordon Gee            Director                         November 5, 1996
-------------------------
    E. Gordon Gee

/s/ Donald B. Shackleford    Director                         November 5, 1996
-------------------------
    Donald B. Shackleford

/s/ Roger D. Blackwell       Director                         November 5, 1996
-------------------------
    Roger D. Blackwell